UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION RE QUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

  WESTCORE TRUST

(Name of Registrant as Specified In Its Charter)

  ___________________________________

(Name of Person Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to whom transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

WESTCORE TRUST

SUPPLEMENT DATED FEBRUARY 8, 2018

TO THE

PROXY STATEMENT DATED FEBRUARY 2, 2018

FOR THE

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 22, 2018

On January 30, 2018, Westcore Trust (the “Trust”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was recently distributed in connection with the Trust’s special meeting of shareholders scheduled for March 22, 2018 (the “Special Meeting”). Capitalized terms not defined herein have the same meaning given to them in the Proxy Statement.

After the date on which the Proxy Statement was filed, the Funds’ transfer agent alerted the Trust that, due to an inadvertent error in the data provided to the Trust, the number of Fund shares issued and outstanding for each Fund as of the Record Date, as stated in the Proxy Statement, was incorrect.

The correct number of Fund shares issued and outstanding for each Fund as of the Record Date is as follows:

Fund	Number of Shares as of Record Date
	Retail Class	Institutional Class
Westcore Colorado Tax-Exempt Fund	16,836,231.511	7,025,822.072
Westcore Flexible Income Fund	6,449,923.155	2,316,478.546
Westcore Global Large-Cap Dividend Fund	4,555,931.272	476,243.706
Westcore International Small-Cap Fund	2,509,888.943	1,444,041.689
Westcore Large-Cap Dividend Fund	1,666,906.189	25,330.775
Westcore Micro-Cap Opportunity Fund	801,732.729	N/A
Westcore Mid-Cap Value Dividend Fund	1,572,688.299	1,461,008.907
Westcore Mid-Cap Value Dividend Fund II	6,188,803.011	393,006.280
Westcore Municipal Opportunities Fund	294,242.913	2,310,149.324
Westcore Plus Bond Fund	93,712,751.768	26,766,008.248
Westcore Small-Cap Growth Fund	63,520.313	387,287.610
Westcore Small-Cap Growth Fund II	N/A	1,566,872.677
Westcore Small-Cap Value Dividend Fund	5,778,865.928	10,543,591.106
Westcore Smid-Cap Value Dividend Fund	51,759.186	25,561.774